UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 1, 2004

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

000-02479	042-2211809

(Commission File Number)	(IRS Employer Identification No.)

60 Frontage Road Andover, Massachusetts	01810

(Address of Principal Executive Offices)	(Zip Code)

(978) 475-9090

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 1, 2004, Dynamics Research Corporation (“DRC” or the “company”) completed the previously announced acquisition of Impact Innovations Group LLC (“Impact Innovations”) from J3 Technology Services Corp. (“J3 Technology” or the “seller”), a Georgia corporation, for $53.4 million in cash, subject to adjustment based upon the value of tangible net assets. The company used the proceeds from the acquisition term loan portion of its new financing facility, entered into on September 1, 2004, to finance the transaction. The company acquired all of the outstanding membership interests of Impact Innovations, which constituted the government contracts business of J3 Technology. Impact Innovations, based in the Washington, D.C. area, offers solutions in business intelligence, enterprise software, application development, information technology service management and other related areas. Its customers include United States government intelligence agencies and various Department of Defense agencies, as well as federal civilian agencies.

The acquisition was effected pursuant to the Equity Purchase Agreement dated August 2, 2004, between the company, Impact Innovations and J3 Technology. This Equity Purchase Agreement was filed as Exhibit 2.1 to the company’s Current Report on Form 8-K dated September 1, 2004 and filed September 8, 2004, and is incorporated herein by reference.

The terms of the transaction and the consideration paid by the company to the seller were a result of arm’s length negotiations between the company’s representatives and representatives of the seller. Prior to the completion of the transaction, neither the company nor, to the company’s knowledge, any of its directors and officers and their respective associates had any material relationship with the seller.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The independent auditors for Impact Innovations have not yet completed the audit of the financial statements and footnotes of Impact Innovations for the fiscal years ended December 31, 2003 and 2002. As a result, the financial statements of the business acquired required by Item 9.01 are not available at the time of this filing. The audited Balance Sheets, Statements of Operations and Member’s Equity, Statements of Cash Flows and notes thereto for the fiscal years ended December 31, 2003 and 2002 and the unaudited Balance Sheets, Statements of Operations and Member’s Equity, Statements of Cash Flows and notes thereto as of and for the six months ended June 30, 2004 and 2003 will be provided by amendment to this filing as soon as practicable.

(b)	Unaudited Pro Forma Financial Information

The independent auditors for Impact Innovations have not yet completed the audit of the financial statements and footnotes of Impact Innovations for the fiscal years ended December 31, 2003 and 2002. As a result, the financial statements of the business acquired required by Item 9.01 are not available at the time of this filing and the pro forma combined financial statements required by this Item are not included in this filing. Once the financial statements of the business acquired are available, the pro forma combined financial statements will be provided by amendment to this filing as soon as practicable.

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION (Registrant)

Date: November 18, 2004	By:	/s/ David Keleher

David Keleher Senior Vice President and Chief Financial Officer